Exhibit 99.1

QUARTERLY SUPPLEMENTAL 1Q 2024 (UPDATED)

No Spacing;MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 2 COMPANY OVERVIEW Company Information 3 FINANCIAL INFORMATION Reconciliation of Funds from Operations 6 Debt Summary 7 Debt Maturities and Debt Metrics 8 PORTFOLIO INFORMATION Lease and Loan Maturity Schedule 9 Total Assets and Revenues by Asset Type, Operator, State and Country 10 Rent Coverage 13 Summary of Investments and Development Projects 15 FINANCIAL STATEMENTS Consolidated Statements of Income 16 Consolidated Balance Sheets 17 Investments in Unconsolidated Real Estate Joint Ventures 18 Investments in Unconsolidated Operating Entities 19 Appendix - Non-GAAP Reconciliations 20 3 9 6 16 FORWARD-LOOKING STATEMENTS This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, asset sales and other liquidity transactions, expected returns on investments and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that Steward’s bankruptcy restructuring does not result in MPT recovering deferred rent or its other investments in Steward at full value, within a reasonable time period or at all; (ii) macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries, rising inflation and movements in currency exchange rates; (iii) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (iv) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (v) MPT’s ability to obtain debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact its ability to pay down, refinance, restructure or extend its indebtedness as it becomes due, or pursue acquisition and development opportunities; (vi) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (vii) the economic, political and social impact of, and uncertainty relating to, the potential impact from health crises (like COVID-19), which may adversely affect MPT’s and its tenants’ business, financial condition, results of operations and liquidity; (viii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (ix) the nature and extent of our current and future competition; (x) international, national and local economic, real estate and other market conditions, which may negatively impact, among other things, the financial condition of our tenants, lenders and institutions that hold our cash balances, and may expose us to increased risks of default by these parties; (xi) factors affecting the real estate industry generally or the healthcare real estate industry in particular; (xii) our ability to maintain our status as a REIT for income tax purposes in the U.S. and U.K.; (xiii) federal and state healthcare and other regulatory requirements, as well as those in the foreign jurisdictions where we own properties; (xiv) the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis; (xv) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (xvi) potential environmental contingencies and other liabilities; (xvii) the risk that the expected sale of three Connecticut hospitals currently leased to Prospect does not occur at the agreed upon terms or at all; (xviii) the risk that MPT is unable to monetize its investment in Prospect at full value within a reasonable time period or at all; (xix) the cooperation of our joint venture partners, including adverse developments affecting the financial health of such joint venture partners or the joint venture itself; (xx) the risks and uncertainties of litigation or other regulatory proceedings; (xxi) the risk that the completion and filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Quarterly Report”) will take longer than expected, including the risk that additional information may arise during its preparation; and (xxii) the timing of the Company regaining compliance with the NYSE’s continued listing standards. The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made. On the cover: CUF Viseu - Operated by José de Mello Saúde - Viseu, Portugal. Pictured above: IMED Colón - Valencia, Spain.

COMPANY OVERVIEW edical Properties Trust, Inc. is a self-advised MPT’s financing model facilitates acquisitions M real estate investment trust formed in 2003 and recapitalizations and allows operators to acquire and develop net-leased hospital facilities. of hospitals to unlock the value of their real From its inception in Birmingham, Alabama, the estate assets to fund facility improvements, Company has grown to become one of the world’s technology upgrades and other investments largest owners of hospital real estate. in operations. As of March 31, 2024. 436 53 ~43,000 31 9 properties operators beds U.S. states countries 3

MPT Officers Edward K. Aldag, Jr. Chairman, President and Chief Executive Officer R. Steven Hamner Executive Vice President and Chief Financial Officer J. Kevin Hanna Senior Vice President, Controller and Chief Accounting Officer Rosa H. Hooper Senior Vice President of Operations & Secretary Larry H. Portal Senior Vice President, Senior Advisor to the CEO Charles R. Lambert Vice President, Treasurer and Managing Director of Capital Markets R. Lucas Savage Vice President, Head of Global Acquisitions Board of Directors Corporate Headquarters Edward K. Aldag, Jr. G. Steven Dawson Medical Properties Trust, Inc. R. Steven Hamner 1000 Urban Center Drive, Suite 501 Caterina A. Mozingo Birmingham, AL 35242 Emily W. Murphy Elizabeth N. Pitman (205) 969-3755 D. Paul Sparks, Jr. (205) 969-3756 (fax) Michael G. Stewart www.medicalpropertiestrust.com C. Reynolds Thompson, III 4

INVESTOR RELATIONS

Drew Babin

Senior Managing Director of Corporate Communications
(646) 884-9809 dbabin@medicalpropertiestrust.com

Tim Berryman

Managing Director of Investor Relations
(205) 397-8589 tberryman@medicalpropertiestrust.com

Transfer Agent

Equiniti Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

https://equiniti.com/us

Stock Exchange Listing and Trading Symbol

New York Stock Exchange
(NYSE): MPW

MPW LISTED NYSE

Senior Unsecured Debt Ratings

Moody's: Ba2
Standard & Poor's: BB-



Clinique de Genolier -Switzerland - Operated by Swiss Medical Network.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 5

FINANCIAL INFORMATION RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS (Unaudited) (Amounts in thousands, except per share data) For the Three Months Ended March 31, 2024 March 31, 2023 FFO INFORMATION: Net (loss) income attributable to MPT common stockholders $    (875,625) $    32,794 Participating securities’ share in earnings    —    (515) Net (loss) income, less participating securities’ share in earnings $    (875,625) $    32,279 Depreciation and amortization     94,243    101,960 Loss (gain) on sale of real estate    1,423    (62) Real estate impairment charges    —     52,104 Funds from operations $    (779,959) $    186,281 Write-off of billed and unbilled rent and other    1,817    2,192 Other impairment charges, net    693,088     37,434 Litigation and other    5,870    7,726 Non-cash fair value adjustments    221,276    (4,121) Tax rate changes and other    (307)    (7,305) Normalized funds from operations $    141,785 $    222,207 Certain non-cash and related recovery information: Share-based compensation $     7,633 $    11,829 Debt costs amortization $     4,839 $     5,121 Non-cash rent and interest revenue (A) $    —$    (20,863) Cash recoveries of non-cash rent and interest revenue (B) $     5,748 $    31,356 Straight-line rent revenue from operating and finance leases $    (47,246) $    (62,589) PER DILUTED SHARE DATA: Net (loss) income, less participating securities’ share in earnings $     (1.46) $    0.05 Depreciation and amortization    0.16    0.17 Loss (gain) on sale of real estate    —    -Real estate impairment charges    —    0.09 Funds from operations $     (1.30) $    0.31 Write-off of billed and unbilled rent and other    —    0.01 Other impairment charges, net    1.16    0.06 Litigation and other    0.01    0.01 Non-cash fair value adjustments    0.37    (0.01) Tax rate changes and other    —    (0.01) Normalized funds from operations $    0.24 $    0.37 Certain non-cash and related recovery information: Share-based compensation $    0.01 $    0.02 Debt costs amortization $    0.01 $    0.01 Non-cash rent and interest revenue (A) $    —$     (0 .03) Cash recoveries of non-cash rent and interest revenue (B) $    0.01 $    0.05 Straight-line rent revenue from operating and finance leases $     (0 .08) $     (0 .10) Notes: Investors and analysts following the real estate industry utilize funds from operations (“FFO”) as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures. In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income. (A) Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind (“PIK”) interest or other accruals. (B) Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 6

FINANCIAL INFORMATION

(As of March 31, 2024)
($ amounts in thousands)

DEBT SUMMARY

Debt Instrument	Rate Type	Rate		Balance
2026 Credit Facility Revolver[(A)(B)]	Variable	5.330% - 6.930%	$	1,614,791
2027 Term Loan	Variable	7.130%		200,000
2024 AUD Term Loan (A$470M)[(A)(C)]	Fixed[(D)]	2.850%		306,487
2024 GBP Term Loan (£105M)[(A)]	Fixed	5.250%		132,352
3.325% Notes Due 2025 (€500M)[(A)]	Fixed	3.325%		539,500
2025 GBP Term Loan (£700M)[(A)]	Fixed[(E)]	2.349%		883,610
0.993% Notes Due 2026 (€500M)[(A)]	Fixed	0.993%		539,500
5.250% Notes Due 2026	Fixed	5.250%		500,000
2.500% Notes Due 2026 (£500M)[(A)]	Fixed	2.500%		631,150
5.000% Notes Due 2027	Fixed	5.000%		1,400,000
3.692% Notes Due 2028 (£600M)[(A)]	Fixed	3.692%		757,380
4.625% Notes Due 2029	Fixed	4.625%		900,000
3.375% Notes Due 2030 (£350M)[(A)]	Fixed	3.375%		441,805
3.500% Notes Due 2031	Fixed	3.500%		1,300,000
			$	**10,146,575**
Debt issuance costs and discount				(47,852)
	Weighted average rate	4.159%	$	10,098,723



Variable
18%
Fixed
82%

(A) Non-USD denominated debt converted to U.S. dollars at March 31, 2024.
(B) Amended Credit Facility agreement on April 12, 2024 which, among other things, reduced total revolving commitments to $1.4 billion.
(C) This term loan was paid off on April 18, 2024.
(D) We entered into an interest rate swap transaction, effective July 3, 2019, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.850%.
(E) We entered into an interest rate swap transaction, effective March 6, 2020, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.349%.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024
7

FINANCIAL INFORMATION

(As of March 31, 2024)

($ amounts in thousands)

DEBT MATURITIES

Year	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
2024	$ -	$ 438,839 (A)	$ 438,839	4.3%
2025	539,500	883,610	1,423,110	14.0%
2026	1,670,650	1,614,791	3,285,441	32.4%
2027	1,400,000	200,000	1,600,000	15.8%
2028	757,380	-	757,380	7.5%
2029	900,000	-	900,000	8.9%
2030	441,805	-	441,805	4.3%
2031	1,300,000	-	1,300,000	12.8%
Totals	**$ 7,009,335**	**$ 3,137,240**	**$ 10,146,575**	**100.0%**

DEBT BY LOCAL CURRENCY

	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
United States	$ 4,100,000	$ 1,195,000	$ 5,295,000	52.2%
United Kingdom	1,830,335	1,308,816	3,139,151	30.9%
Australia	-	306,487 (A)	306,487	3.0%
Europe	1,079,000	326,937	1,405,937	13.9%
Totals	**$ 7,009,335**	**$ 3,137,240**	**$ 10,146,575**	**100.0%**

DEBT METRICS

	For the Three Months Ended March 31, 2024
Adjusted Net Debt to Annualized EBITDA*re* Ratios:	
Adjusted Net Debt	$ 9,380,741
Adjusted Annualized EBITDA*re*	1,066,804
Adjusted Net Debt to Adjusted Annualized EBITDA*re* Ratio	8.8x
Adjusted Net Debt	$ 9,380,741
Transaction Adjusted Annualized EBITDA*re*	1,067,828
Adjusted Net Debt to Transaction Adjusted Annualized EBITDA*re* Ratio	8.8x
Leverage Ratio:	
Unsecured Debt	$ 10,014,223
Secured Debt	132,352
Total Debt	$ 10,146,575
Total Gross Assets[(B)]	18,723,684
Financial Leverage	54.2%
Interest Coverage Ratio:	
Interest Expense	$ 108,685
Capitalized Interest	1,968
Debt Costs Amortization	(3,698)
Total Interest	$ 106,955
Adjusted EBITDA*re*	$ 266,701
Adjusted Interest Coverage Ratio	2.5x

(A) $306 million was paid off on April 18, 2024.

(B) Total Gross Assets equals total assets plus accumulated depreciation and amortization.

See appendix for reconciliation of Non-GAAP financial measures.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024

8

PORTFOLIO INFORMATION LEASE AND LOAN MATURITY SCHEDULE (A) ($ amounts in thousands) (B) (C) (D) Percentage of Total Years of Maturities Total Properties Base Rent/Interest Base Rent/Interest 2024    —$    —0.0% 2025    5    19,618 1.4% 2026    2    1,152 0.1% 2027    1    3,588 0.3% 2028    8    20,068 1.5% 2029    6    15,452 1.1% 2030    11    6,656 0.5% 2031    4    4,893 0.4% 2032    41    70,985 5.2% 2033    6    7,415 0.5% Thereafter    340    1,207,865 89.0%    424 # $    1,357,692 100.0% Percentage of total base rent/interest 100% 89.0% 90% 80% 70% 60% 50% 40% 30% 20% 10% 5.2% 0.0% 1.4% 0.1% 0.3% 1.5% 1.1% 0.5% 0.4% 0.5% 0% (A) Schedule includes leases and mortgage loans and related terms as of March 31, 2024. (B) Lease/Loan expiration is based on the fixed term of the lease/loan and does not factor in potential renewal or other options provided for in our agreements. (C) Reflects all properties, including those that are part of joint ventures, except vacant properties (approximately 0.2% of total assets), and facilities that are under development. (D) Represents base rent/interest income contractually owed per the lease/loan agreements on an annualized basis as of period end (including foreign currency exchange rates) but does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues), or any reserves or write-offs. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 9

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY ASSET TYPE

(March 31, 2024)

($ amounts in thousands)

Asset Types	Properties	Total Assets[(A)]	Percentage of Total Assets	Q1 2024 Revenues	Percentage of Q1 2024 Revenues
General Acute Care Hospitals	190	$ 11,115,957	64.3%	$ 178,710	65.9%
Behavioral Health Facilities	70	2,432,850	14.1%	52,327	19.3%
Inpatient Rehabilitation Facilities	114	1,436,694	8.3%	28,161	10.4%
Long-Term Acute Care Hospitals	19	269,235	1.5%	6,384	2.3%
Freestanding ER/Urgent Care Facilities	43	228,587	1.3%	5,734	2.1%
Other	-	1,817,633 [(B)]	10.5%	-	-
Total	436	$ 17,300,956	100.0%	$ 271,316	100.0%

TOTAL ASSETS BY ASSET TYPE


64%
14%
8%
2%
1%
11%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other

TOTAL REVENUES BY ASSET TYPE


66%
19%
11%
2%
2%

DOMESTIC ASSETS BY ASSET TYPE


67%
9%
7%
3%
2%
12%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other

DOMESTIC REVENUES BY ASSET TYPE


67%
13%
12%
4%
4%

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.

(A) Reflects total assets on our consolidated balance sheets.
(B) Includes our PHP Holdings investment of approximately $500 million.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 10

PORTFOLIO INFORMATION

TOTAL ASSETS - LARGEST INDIVIDUAL FACILITY

(March 31, 2024)

Operators	Largest Individual Facility as a Percentage of Total Assets[(A)]
Steward Health Care	1.8%
Circle Health	1.1%
Priory Group	0.7%
Prospect Medical Holdings	1.1%
Lifepoint Behavioral Health	0.4%
48 operators	2.1%

Largest Individual Facility Investment is Approximately 2% of MPT Investment Portfolio

COMPREHENSIVE PROPERTY-LEVEL UNDERWRITING FRAMEWORK

MPT invests in real estate, not the consolidated financial performance of its tenants. Each facility is underwritten for characteristics that make the infrastructure attractive to any experienced, competent operator - not just the current tenant. If we have underwritten these correctly, then coupled with our absolute net master lease structure, our real estate will be attractive to a replacement operator, should we find it necesssary to transition. Such underwriting characteristics include:

Physical Quality

Competition

Demographics and Market

Financial

TOTAL ASSETS AND REVENUES BY OPERATOR

(March 31, 2024)

($ amounts in thousands)

Operators	Properties	Total Assets[(A)]	Percentage of Total Assets	Q1 2024 Revenues	Percentage of Q1 2024 Revenues
Steward Health Care	36				
Florida market		$ 1,271,192	7.4%	$ 4,215	1.5%
Texas/Arkansas/Louisiana market		785,037	4.5%	4,116	1.5%
Massachusetts market		754,588	4.4%	496	0.2%
Arizona market		282,690	1.6%	1,287	0.5%
Ohio/Pennsylvania market		119,484	0.7%	519	0.2%
Utah market		5,978	0.0%	-	0.0%
Total Steward Health Care		$ 3,218,969	18.6%	$ 10,633	3.9%
Circle Health	36	2,088,232	12.1%	51,012	18.8%
Priory Group	37	1,250,626	7.2%	25,882	9.5%
Prospect Medical Holdings	13	1,093,094	6.3%	6,781	2.5%
Lifepoint Behavioral Health[(B)]	19	813,498	4.7%	18,805	6.9%
CommonSpirit Health	5	780,891	4.5%	29,353	10.8%
Swiss Medical Network	19	680,403	4.0%	280	0.1%
MEDIAN	81	654,458	3.8%	8,078	3.0%
Ernest Health	29	619,301	3.6%	18,847	6.9%
Lifepoint Health	8	492,584	2.8%	15,217	5.6%
43 operators	153	3,791,267	21.9%	86,428	32.0%
Other	-	1,817,633	10.5%	-	-
Total	436	$ 17,300,956	100.0%	$ 271,316	100.0%

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.
(B) Formerly Springstone.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024

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PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY

(March 31, 2024)

($ amounts in thousands)

U.S. States and Other Countries	Properties	Total Assets[(A)]	Percentage of Total Assets	Q1 2024 Revenues	Percentage of Q1 2024 Revenues
Texas	51	$ 1,434,667	8.3%	$ 21,671	8.0%
Florida	9	1,271,192	7.3%	4,216	1.6%
California	19	1,248,995	7.2%	25,498	9.4%
Utah	7	818,704	4.7%	30,437	11.2%
Massachusetts	10	759,268	4.4%	387	0.1%
26 Other States	117	3,695,029	21.4%	81,247	29.9%
Other	-	1,229,695	7.1%	-	-
United States	**213**	**$ 10,457,550**	**60.4%**	**$ 163,456**	**60.2%**
United Kingdom	92	$ 4,079,869	23.6%	$ 89,907	33.1%
Germany	85	726,940	4.2%	10,136	3.7%
Switzerland	19	680,403	3.9%	280	0.1%
Spain	9	250,043	1.5%	2,642	1.0%
Other Countries	18	518,213	3.0%	4,895	1.9%
Other	-	587,938	3.4%	-	-
International	**223**	**$ 6,843,406**	**39.6%**	**$ 107,860**	**39.8%**
Total	**436**	**$ 17,300,956**	**100.0%**	**$ 271,316**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.

TOTAL ASSETS BY COUNTRY **TOTAL REVENUES BY COUNTRY**



3%
3%
2%
4%
4%
24%
60%
United States
United Kingdom
Germany
Switzerland
Spain
Other Countries
Other
1%
2%
4%
33%
60%

ASSETS BY U.S. STATE **REVENUES BY U.S. STATE**



7%
8%
7%
21%
7%
5%
5%
Texas
Florida
California
Utah
Massachusetts
26 Other States
Other
8%
2%
30%
9%
11%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 12

PORTFOLIO INFORMATION as TOTAL PORTFOLIO TTM EBITDARM(A)(B) RENT COVERAGE YOY AND SEQUENTIAL QUARTER COMPARISONS BY PROPERTY TYPE EBITDARM Rent Coverage 3.00x 2.5x 2.50x 2.4x 2.3x 2.1x 2.1x 2.1x 2.00x 2.0x 1.9x 1.9x 1.8x 1.8x 1.8x 1.7x 1.50x 1.2x 1.00x 0.9x 0.50x 0.00x General Acute Care Hospitals Inpatient Rehabilitation Behavioral Health Long-Term Acute Care Total Portfolio Facilities Facilities Hospitals Q4 2022 TTM Q3 2023 TTM Q4 2023 TTM % of Total Assets(C) 64.3% 8.3% 14.1% 1.5% Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and December 31, 2023. (A) EBITDARM is facility-level earnings before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM includes normal GAAP expensed maintenance and repair costs. EBITDARM does not give effect for capitalized expenditures that extend the life or improve the facility and equipment in a way to drive more future revenues. The majority of these types of capital expenditures are financed and do not have an immediate cash impact. MPT’s rent is not subordinate to capitalized expenses. In addition, EBITDARM does not represent property net income or cash flows from operations and should not be considered an alternative to those indicators. EBITDARM figures utilized in calculating coverages presented are based on financial information provided by MPT’s tenants. MPT has not independently verified this information, but has no reason to believe this information is inaccurate in any material respect. TTM Coverages are calculated based on actual, unadjusted EBITDARM results as presented in tenant financial reporting and cash rent paid to MPT, except as noted below. —All CARES Act Grants received by tenants have been removed from the tenant’s reported financial results in the above time periods.—EBITDARM figures for California hospitals include amounts expected to be received under the Hospital Quality Assurance Fee (“HQAF”) Program 8. The HQAF amounts are based on the current payment model from the California Hospital Association which was approved by CMS on December 19, 2023. (B) General Acute Care coverages and Total Portfolio coverages do not include Pipeline Health facilities as Pipeline Health filed Chapter 11 bankruptcy in October 2022 and emerged in February 2023, one Prime Healthcare facility due to sale, Prospect Medical Holdings Connecticut facilities due to pending sale, $150M mortgage investment in Prospect Medical Holdings Pennsylvania facilities, and Steward Health Care due to restructuring. (C) Reflects percentage of total assets on March 31, 2024 balance sheet. Percentages by property type exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 13

PORTFOLIO INFORMATION

TOTAL PORTFOLIO TTM EBITDARM RENT COVERAGE

EBITDARM RENT COVERAGE: OPERATORS WITH PROPERTY-LEVEL REPORTING

Tenant	Net Investment (in thousands)[A]	Primary Property Type	TTM EBITDARM Rent Coverage
Steward Health Care[B]	$ 2,279,992	General Acute	N/A
Priory Group	1,210,231	Behavioral	2.2x
MEDIAN	654,458	IRF	1.6x
Ernest Health	619,301	IRF/LTACH	2.1x
Prospect Medical Holdings[C]	510,919	General Acute	1.0x
Prime Healthcare	274,855	General Acute	2.0x
Aspris Children's Services	240,846	Behavioral	2.1x
Vibra Healthcare	217,523	IRF/LTACH	1.0x
Surgery Partners	188,861	General Acute	7.3x
Cordiant Healthcare Services	125,245	General Acute	1.3x
Ardent Health Services	84,921	General Acute	7.9x
Other Reporting Tenants	528,107	Various	2.9x
Total	**$ 6,935,259**		**2.3x**

Tenant	Net Investment (in thousands)[A]	Primary Property Type	TTM EBITDARM Rent Coverage
International Operator 1	$ 2,037,599	General Acute	2.4x
Domestic Operator 1	492,584	General Acute	0.6x
Domestic Operator 2	376,885	General Acute/LTACH	1.7x
Domestic Operator 3	778,102	Behavioral	1.5x
Total	**$ 3,685,170**		**1.8x**

PROPERTY-LEVEL REPORTING NOT REQUIRED AND/OR NOT AVAILABLE

Tenant	Net Investment (in thousands)[A]	Primary Property Type	Comments
CommonSpirit Health	$ 780,891	General Acute	One of the largest nonprofit health care operators in the U.S.; Investment grade-rated
Swiss Medical Network	441,636	General Acute	Second largest group of private hospitals in Switzerland
Ramsay Health Care UK	397,322	General Acute	One of largest health care operators in the world; Parent guaranty; Investment grade-rated
Pihlajalinna	211,953	General Acute	One of Finland's leading providers of social and health services
Saint Luke's - Kansas City	126,073	General Acute	Investment grade-rated
NHS	86,867	General Acute	Single-payor government entity in UK
Dignity Health	43,155	General Acute	Part of CommonSpirit; Parent guaranty; Investment grade-rated
CUF	29,048	General Acute	One of the largest private hospital systems in Portugal with 24 facilities and 75+ year operating history
NeuroPsychiatric Hospitals	26,685	Behavioral	Parent guaranty
Community Health Systems	25,925	General Acute	U.S. hospital operator with substantial operating history
Other Tenants	11,096	General Acute	N/A
Total	**$ 2,180,651**		

Above data represents approximately 85% of MPT Total Real Estate Investment

Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and December 31, 2023.
(A) Investment figures exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development.
(B) Coverage not available due to restructuring.
(C) Prospect Medical Holdings coverage includes California facilities only.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024

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PORTFOLIO INFORMATION SUMMARY OF INVESTMENTS (For the three months ended March 31, 2024) (Amounts in thousands) Operator Location Investment(A) Commencement Date Capital Additions, Development and (B) Various    82,495 Various Other Funding for Existing Tenants $     82,495 SUMMARY OF CURRENT DEVELOPMENT PROJECTS AS OF MARCH 31, 2024 (Amounts in thousands) Costs Incurred as of    Estimated Construction Operator Location Commitment March 31, 2024 Completion Date IMED Hospitales Spain $    37,790 $    21,586 Q4 2024 IMED Hospitales Spain    51,802    19,299 Q1 2025 $     89,592 $    40,885 (A) Excludes transaction costs, such as real estate transfer and other taxes. Amount assumes exchange rate as of the investment date. (B) Reflects normal capital additions that extend the life or improve existing facilities on which we receive a return equal to the lease rate for the respective facility. This includes over 10 facilities and six different operators. Note: We completed construction and commenced rent on two properties in the 2024 first quarter. Due to Steward restructuring, the Texas development is omitted from this schedule. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 15

FINANCIAL STATEMENTS CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (Amounts in thousands, except per share data) For the Three Months Ended March 31, 2024 March 31, 2023 REVENUES Rent billed $    199,299 $    248,157 Straight-line rent     44,736    56,693 Income from financing leases     16,393    13,195 Interest and other income     10,888    32,166 Total revenues    271,316    350,211 EXPENSES Interest     108,685     97,654 Real estate depreciation and amortization     75,586     83,860 Property-related(A)    4,818    7,110 General and administrative    33,348     41,724 Total expenses    222,437    230,348 OTHER EXPENSE (Loss) gain on sale of real estate    (1,423)    62 Real estate and other impairment charges, net    (693,088)    (89,538) Earnings from equity interests     10,549     11,352 Other (including fair value adjustments on securities)    (229,345)    (5,166) Total other expense    (913,307)    (83,290) (Loss) income before income tax    (864,428)     36,573 Income tax expense    (10,949)    (3,543) Net (loss) income    (875,377)     33,030 Net income attributable to non-controlling interests    (248)    (236) Net (loss) income attributable to MPT common stockholders $    (875,625) $    32,794 EARNINGS PER COMMON SHARE—BASIC AND DILUTED Net (loss) income attributable to MPT common stockholders $     (1.46) $    0 .05 WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC    600,304    598,302 WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED    600,304    598,310 $    -DIVIDENDS DECLARED PER COMMON SHARE (B) $    —$    0 .29 (A) Includes $2.3 million and $4.2 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended March 31, 2024 and 2023, respectively. (B) Regular quarterly dividend was declared subsequent to March 31, 2024. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 16

FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data) March 31, 2024 December 31, 2023 (Unaudited) (A) ASSETS Real estate assets Land, buildings and improvements, intangible lease assets, and other $     12,823,748 $     13,237,187 Investment in financing leases    1,233,178    1,231,630 Real estate held for sale    295,130    -Mortgage loans    309,926    309,315 Gross investment in real estate assets    14,661,982    14,778,132 Accumulated depreciation and amortization    (1,422,728)    (1,407,971) Net investment in real estate assets    13,239,254    13,370,161 Cash and cash equivalents    224,340    250,016 Interest and rent receivables    34,492    45,059 Straight-line rent receivables    677,570    635,987 Investments in unconsolidated real estate joint ventures    1,450,482    1,474,455 Investments in unconsolidated operating entities    794,138    1,778,640 Other loans    426,971    292,615 Other assets    453,709    457,911 Total Assets $    17,300,956 $    18,304,844 LIABILITIES AND EQUITY Liabilities Debt, net $     10,098,723 $     10,064,236 Accounts payable and accrued expenses    302,526    412,178 Deferred revenue    32,076    37,962 Obligations to tenants and other lease liabilities    163,264    156,603 Total Liabilities    10,596,589    10,670,979 Equity Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding    —    -Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding —600,304 shares at March 31, 2024 and 598,991 shares at December 31, 2023    600    599 Additional paid-in capital    8,567,199    8,560,309 Retained deficit    (1,846,862)    (971,809) Accumulated other comprehensive (loss) income    (18,838)    42,501 Total Medical Properties Trust, Inc. Stockholders’ Equity    6,702,099    7,631,600 Non-controlling interests    2,268    2,265 Total Equity    6,704,367    7,633,865 Total Liabilities and Equity $    17,300,956 $    18,304,844 (A) Financials have been derived from the prior year audited financial statements. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 17

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE JOINT VENTURES

(As of and for the three months ended March 31, 2024)

(Unaudited)

($ amounts in thousands)

	MEDIAN[(B)]	Swiss Medical Network[(C)]	Steward Health Care[(D)]	Policlinico di Monza[(E)]	HM Hospitales[(F)]	Total	MPT Pro Rata Share
Gross real estate	$ 1,913,976	$ 1,550,872	$ 1,677,587	$ 180,860	$ 365,315	$ 5,688,610	$ 3,136,214
Cash	43,550	6,058	11,929	9,568	1,485	72,590	37,432
Accumulated depreciation and amortization	(249,151)	(153,731)	(84,383)	(33,580)	(33,433)	(554,278)	(306,214)
Other assets	69,713	74,522	42,890	520	8,272	195,917	112,450
Total Assets	**$ 1,778,088**	**$ 1,477,721**	**$ 1,648,023**	**$ 157,368**	**$ 341,639**	**$ 5,402,839**	**$ 2,979,882**
Debt (third party)	$ 704,612	$ 740,722	$ 833,027	$ -	$ 139,420	$ 2,417,781	$ 1,350,064
Other liabilities	130,870	106,091	3,435	(136)	84,418	324,678	179,336
Equity and shareholder loans	942,606 (A)	630,908	811,561	157,504	117,801	2,660,380	1,450,482
Total Liabilities and Equity	**$ 1,778,088**	**$ 1,477,721**	**$ 1,648,023**	**$ 157,368**	**$ 341,639**	**$ 5,402,839**	**$ 2,979,882**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Total	**$ 471,303**	**$ 441,636**	**$ 405,781**	**$ 78,752**	**$ 53,010**		**$ 1,450,482**

	MEDIAN[(B)]	Swiss Medical Network[(C)]	Steward Health Care[(D)]	Policlinico di Monza[(E)]	HM Hospitales[(F)]	Total	MPT Pro Rata Share
Total revenues	**$ 33,517**	**$ 17,820**	**$ 37,825**	**$ 1,981**	**$ 4,329**	**$ 95,472**	**$ 51,107**
Expenses:							
Property-related	$ 623	$ 322	$ (446)	$ 1,028	$ 625	$ 2,152	$ 1,133
Interest	13,082	5,661	16,112	-	532	35,387	18,799
Real estate depreciation and amortization	11,308	8,974	10,307	1,038	2,047	33,674	18,529
General and administrative	893	233	119	(81)	14	1,178	636
Income taxes	1,113	1,401	-	-	284	2,798	1,664
Total expenses	**$ 27,019**	**$ 16,591**	**$ 26,092**	**$ 1,985**	**$ 3,502**	**$ 75,189**	**$ 40,761**
Net Income	**$ 6,498**	**$ 1,229**	**$ 11,733**	**$ (4)**	**$ 827**	**$ 20,283**	**$ 10,346**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Earnings from equity interests	**$ 3,249**	**$ 860**	**$ 5,867**	**$ (2)**	**$ 372**		**$ 10,346** (G)

(A) Includes a €309 million loan from both shareholders.
(B) MPT managed joint venture of 71-owned German facilities that are fully leased.
(C) Represents ownership in Infracore, which owns and leases 17 Switzerland facilities. We also have two Infracore facilities currently under development.
(D) MPT managed joint venture of eight-owned Massachusetts hospital facilities that are fully leased pursuant to a master lease. Accounting for revenue on this investment on the cash basis.
(E) Represents ownership in eight Italian facilities that are fully leased.
(F) Represents ownership in two Spanish facilities that are fully leased.
(G) Excludes $0.2 million from returns on our Lifepoint Behavioral Health equity investment (sold in the 2024 first quarter), less amortization of equity investment costs.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 18

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES

(Amounts in thousands)

OPERATING ENTITY INVESTMENT FRAMEWORK

MPT's hospital expertise and comprehensive underwriting process allows for opportunistic investments in hospital operations.

- *Passive investments typically needed in order to acquire the larger real estate transactions.*
- *Cash payments go to previous owner and not to the tenant, with limited exceptions.*
- *Operators are vetted as part of our overall underwriting process.*
- *Potential for outsized returns and organic growth.*
- *Certain of these investments entitle us to customary minority rights and protections.*
- *No additional operating loss exposure beyond our investment.*
- *Proven track record of successful investments, including Ernest Health, Capella Healthcare and Springstone.*

Operator	Investment as of March 31, 2024		Ownership Interest	Structure
PHP Holdings	$ 498,632		49.0%	Includes a 49% equity ownership interest in, along with a loan convertible into PHP Holdings, the managed care business of Prospect. Both instruments are accounted for under the fair value option method.
Swiss Medical Network	173,647		8.9%	Includes our passive equity ownership interest, along with a CHF 37 million loan as part of a syndicated loan facility.
Aevis	65,120		4.6%	Includes our passive equity ownership interest in Aevis, a public healthcare investment company. Our original investment of CHF 47 million is marked-to-market quarterly.
Priory Group	40,394		9.2%	In order to close the 2021 acquisition of 35 facilities, we made a passive equity investment and a loan to Priory (a subsidiary of MEDIAN) proceeds of which were paid to the former owner. The loan was sold in the first quarter of 2024.
Aspris	15,977		9.2%	Includes our passive equity ownership interest in Aspris, a spin-off of Priory's education and children's services line of business.
Caremax	368		9.9%	Includes our passive equity ownership interest in Caremax, a public care delivery system. Our original investment is marked-to-market quarterly.
Steward Health Care	-	(A)	N/A	Loan, for which proceeds were paid to Steward's former private equity sponsor, is secured by the equity of Steward and provides for an initial 4% return plus 37% of the increase in the value of Steward over seven years from January 2021.
International Joint Venture	-	(A)	49.0%	Includes our 49% equity ownership interest and a loan made for the purpose of investing in select international hospital operations. The loan carries a 7.5% interest rate and is secured by the remaining equity of the international joint venture and guaranteed by the other equity owner.
Steward Health Care	-	(A)	9.9%	Includes our passive equity ownership interest. Proceeds from our original investment of $150 million were paid directly to Steward's former private equity sponsor and other shareholders.
Total	$ 794,138			

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES AS A PERCENTAGE OF TOTAL ASSETS



5%
95%

(A) As of March 31, 2024, these investments are fully reserved.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024

19

APPENDIX - NON-GAAP RECONCILIATIONS

ADJUSTED NET DEBT/ANNUALIZED EBITDA*re*

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended March 31, 2024	Annualized
ADJUSTED EBITDA*re* RECONCILIATION		
Net loss	$ (875,377)	
Add back:		
Interest	108,685	
Income tax	10,949	
Depreciation and amortization	77,214	
Loss on sale of real estate	1,423	
Adjustment to reflect MPT's share of unlevered EBITDA*re* from unconsolidated real estate joint ventures[(A)]	14,123	
1Q 2024 EBITDA*re*	$ (662,983)	
Share-based compensation	7,633	
Write-off of billed and unbilled rent and other	1,817	
Other impairment charges, net	693,088	
Litigation and other	5,870	
Non-cash fair value adjustments	221,276	
1Q 2024 Adjusted EBITDA*re*	$ 266,701	$ 1,066,804
Adjustments for mid-quarter investment activity[(B)]	256	
1Q 2024 Transaction Adjusted EBITDA*re*	$ 266,957	$ 1,067,828
ADJUSTED NET DEBT RECONCILIATION		
Total debt at March 31, 2024	$ 10,098,723	
Less: Cash at March 31, 2024	(224,340)	
Less: Cash funded for building improvements in progress and construction in progress at March 31, 2024[(C)]	(493,642)	
Adjusted Net Debt	$ 9,380,741	

Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDA*re* as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDA*re* are held constant. In our calculation, we start with EBITDA*re*, as defined by Nareit, which is net income before interest expense, income tax expense, depreciation and amortization, losses/gains on disposition of depreciated property, impairment losses, and adjustments to reflect our share of EBITDA*re* from unconsolidated real estate joint ventures. We then adjust EBITDA*re* for non-cash share-based compensation, non-cash fair value adjustments and other items that would make comparison of our operating results with prior periods and other companies more meaningful, to derive Adjusted EBITDA*re*. We adjust net debt for cash funded for building improvements in progress and construction in progress for which we are not yet receiving rent to derive Adjusted Net Debt. We adjust Adjusted EBITDA*re* for the effects from investments and capital transactions that were completed during the period, assuming such transactions were consummated/fully funded as of the beginning of the period to derive Transaction Adjusted EBITDA*re*. Although non-GAAP measures, we believe Adjusted Net Debt, Adjusted EBITDA*re*, and Transaction Adjusted EBITDA*re* are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

(A) Includes only the unlevered portion of our share of EBITDA*re* from unconsolidated real estate joint ventures, as we have excluded any net debt from our unconsolidated real estate joint ventures in the Adjusted Net Debt line. We believe this adjustment is needed to appropriately reflect the relationship between EBITDA*re* and net debt.
(B) Reflects a full quarter impact from our mid-quarter investments, disposals, and loan payoffs.
(C) Excluded development and capital improvement projects that are in process and not yet generating a cash return but will generate a return once completed.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2024 20

MPT Medical Properties Trust 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Senior Managing Director of Corporate Communications (646) 884-9809 or dbabin@medicalpropertiestrust.com or Tim Berryman, Managing Director of Investor Relations (205) 397-8589 or tberryman@medicalpropertiestrust.com